Exhibit 10.3

      SECOND AMENDED & RESTATED
            OPERATING AGREEMENT
                               OF
               TONKIN SPRINGS LLC
     A Delaware Limited Liability Company


TABLE OF CONTENTS

ARTICLE I -- DEFINITIONS AND CROSS-REFERENCES
1.1  DEFINITIONS
1.2  CROSS REFERENCES
ARTICLE II - NAME, PURPOSES AND TERM
2.1  FORMATION
2.2  NAME
2.3  PURPOSES
2.4  LIMITATION
2.5  TERM
2.6  REGISTERED AGENT; OFFICES
2.7  RECORD TITLE
ARTICLE III - INTERESTS OF MEMBERS
3.1  OWNERSHIP INTERESTS
3.2  CHANGES IN OWNERSHIP INTERESTS
3.3  DOCUMENTATION OF ADJUSTMENTS TO OWNERSHIP
INTERESTS
ARTICLE IV - TREATMENT OF CASH FLOW AND EXCLUDED
ASSET
4.1  DISTRIBUTIONS
4.2  EXCLUDED ASSET
ARTICLE V - RELATIONSHIP OF THE MEMBERS
5.1  LIMITATION ON AUTHORITY OF MEMBERS
5.2  FEDERAL TAX ELECTIONS AND ALLOCATIONS
5.3  STATE INCOME TAX
5.4  TAX RETURNS
5.5  OTHER BUSINESS OPPORTUNITIES
5.6  WAIVER OF RIGHTS TO PARTITION OR OTHER
DIVISION OF ASSETS
5.7  BANKRUPTCY OF A MEMBER
5.8  IMPLIED COVENANTS
5.9  NO CERTIFICATE
5.10 LIMITATION OF LIABILITY
5.11 INDEMNITIES
5.12 NO THIRD PARTY BENEFICIARY RIGHTS
ARTICLE VI - REPRESENTATIONS AND WARRANTIES
6.1  CAPACITY OF THE MEMBERS
ARTICLE VII - TRANSFER OF INTEREST; PREEMPTIVE
RIGHT
7.1  GENERAL
7.2  LIMITATIONS ON FREE TRANSFERABILITY
7.3  PREEMPTIVE RIGHTS
ARTICLE VIII - MANAGEMENT COMMITTEE
8.1  ORGANIZATION AND COMPOSITION
8.2  DECISIONS
8.3  MEETINGS
8.4  TELEPHONIC MEETINGS
8.5  MATTERS REQUIRING APPROVAL
8.6  WRITTEN CONSENT
ARTICLE IX
9.1  APPOINTMENT
9.2  POWERS AND DUTIES OF MANAGER
9.3  STANDARD OF CARE; INDEMNIFICATION
9.4  RESIGNATION; DEEMED OFFER TO RESIGN
9.5  PAYMENTS TO MANAGER
9.6  TRANSACTIONS WITH AFFILIATES
ARTICLE X -- PROGRAMS AND BUDGETS
10.1  INITIAL PROGRAM AND BUDGET
10.2  OPERATIONS PURSUANT TO PROGRAMS AND BUDGETS
10.3  RESENTATION OF PROGRAMS AND BUDGETS
10.4  REVIEW AND ADOPTION OF PROPOSED PROGRAMS AND
BUDGETS
10.5  ELECTION TO PARTICIPATE
10.6  ELECTED LOANS
10.7  DEADLOCK ON PROPOSED PROGRAMS AND BUDGETS
10.8  BUDGET OVERRUNS; PROGRAM CHANGES
10.9  EMERGENCY OR UNEXPECTED EXPENDITURES
10.10 AMENDMENTS TO PROGRAMS AND BUDGETS
ARTICLE XI -- ACCOUNTS AND SETTLEMENTS
11.1  MONTHLY STATEMENTS
11.2  CASH CALLS
11.3  AUDITS
ARTICLE XII -- PROPERTIES; DISTRIBUTION OF
PRODUCTION
12.1  ROYALTIES, PRODUCTION TAXES AND OTHER
PAYMENTS BASED ON PRODUCTION
12.2 DISPOSITION OF PRODUCTS BY MANAGER
ARTICLE XIII -- CONFIDENTIALITY, OWNERSHIP, USE
AND DISCLOSURE OF INFORMATION
13.1  BUSINESS INFORMATION
13.2  PERMITTED DISCLOSURE OF CONFIDENTIAL
BUSINESS INFORMATION
13.3  DISCLOSURE REQUIRED BY LAW
13.4  PUBLIC ANNOUNCEMENTS
13.5  DURATION OF CONFIDENTIALITY
ARTICLE XIV -- RESIGNATION AND DISSOLUTION
14.1  EVENTS OF DISSOLUTION
14.2  RESIGNATION
14.3  DISPOSITION OF ASSETS ON DISSOLUTION
14.4  FILING OF CERTIFICATE OF CANCELLATION
14.5  RIGHT TO DATA AFTER DISSOLUTION
14.6  CONTINUING AUTHORITY
ARTICLE XV - GOVERNING LAW
15.1  GOVERNING LAW
ARTICLE XVI -- GENERAL PROVISIONS
16.1  NOTICES
16.2  GENDER
16.3  CURRENCY
16.4  HEADINGS
16.5  WAIVER
16.6  MODIFICATION
16.7  FORCE MAJEURE
16.8  RULE AGAINST PERPETUITIES
16.9  FURTHER ASSURANCES
16.10 ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS
16.11 COUNTERPARTS

        SECOND AMENDED AND RESTATED
              OPERATING AGREEMENT
                                 OF
               TONKIN SPRINGS LLC
         A Delaware Limited Liability Company

This Second Amended and Restated Amended Operating
Agreement of Tonkin Springs LLC (the Agreement) is made effective as of July 31, 2003, (Effective
Date) among TONKIN SPRINGS VENTURE LIMITED
PARTNERSHIP, a Nevada limited partnership (TSVLP), U.S. ENVIRONMENTAL CORPORATION, a Colorado corporation (USEC), both having the address of 2201 Kipling Street, Suite 100, Lakewood, Colorado
80215-1545, and BACTECH NEVADA CORPORATION
(BACTECH), the address of which is 1 East Liberty
Street, Suite 424, Reno, Nevada 89501.

RECITALS

A.  TSVLP and USEC are parties to the Operating
Agreement and Members' Agreement of Tonkin Springs
LLC (the Company), both as amended October 18,
2001 (the Original Operating Agreement and the
Original Members' Agreement, respectively), and collectively owned one hundred percent of the company prior to the transaction with BACTECH as described in (B) below.

B.  TSVLP has agreed to sell to BACTECH an
undivided fifty-five percent (55%) Ownership
Interest in the Company as of the Effective Date for a cash purchase price of One Million Seven
Hundred Fifty Thousand Dollars ($1,750,000) (the
Purchase Price); plus certain funding obligations of BACTECH to the Company required by the Company as well as the obligation to advance on behalf of TSVLP and USEC to the Company, upon election by TSVLP and USEC, any cash calls related to funding requirements of the Company, all as set forth elsewhere in this Agreement and the Members'
Agreement.

C. TSVLP, USEC and BACTECH wish to continue the Company as a limited liability company under the Delaware Limited Liability Company Act, 6 Del.C.
Paragraph 18-101 et seq. (the Act) to continue to own and operate the Properties and Assets in accordance with the terms set forth in this Agreement and the Members' Agreement.

D. This Agreement amends and restates in its entirety the Original Operating Agreement of the Company.

E.  Concurrently with the execution of this
Agreement, the parties hereto are executing a Second Amended and Restated Members' Agreement
(the Members' Agreement) which amends and restates the Company's Original Members' Agreement in its entirety.

NOW THEREFORE, in consideration of the covenants and conditions contained herein, TSVLP, USEC and BACTECH agree as follows:

ARTICLE I
DEFINITIONS AND CROSS-REFERENCES

1.1 Definitions. The terms defined in Exhibit D and elsewhere herein shall have the defined meaning wherever used in this Agreement, including in Exhibits.

1.2  Cross References.  References to Exhibits,
Articles, Sections and Subsections refer to Exhibits, Articles, Sections and Subsections of this Agreement. References to Paragraphs and Subparagraphs refer to paragraphs and subparagraphs of the referenced Exhibits.

ARTICLE II
NAME, PURPOSES AND TERM

2.1 Formation. The Company validly exists and was duly organized and formed as a Delaware limited liability company pursuant to the Act and the Original Agreement.

2.2  Name.  The name of the Company is Tonkin
Springs LLC and such other name or names complying with the Act as the Manager shall determine. The
Manager shall accomplish any amended filings or registrations required by jurisdictions in which the Company conducts its Business.

2.3 Purposes. The Company was formed and is continuing for the following purposes and for no others, and shall serve as the exclusive means by which each of the Members accomplishes such purposes:

(a) To conduct Exploration within the Area of Interest,

(b) To acquire additional real property and other interests within the Area of Interest,

(c) To evaluate the possible Development and Mining of the Properties, and, if justified, to engage in Development and Mining,

(d)  To engage in marketing Products, and

(e) To perform any other activity necessary, appropriate, or incidental to any of the foregoing, including but not limited to permitting, reclamation, closure and other environmental compliance activities.

2.4 Limitation. Unless the Members otherwise agree in writing, the Business of the Company shall be limited to the purposes described in
Section 2.3, and nothing in this Agreement shall be construed to enlarge such purposes.

2.5  Term.  The Company was formed on January 27,
1999 and its existence shall continue for so long as the Manger is continuing to maintain the Properties or Products are produced from the Properties on a continuous basis, and thereafter until all materials, supplies, equipment and infrastructure have been salvaged and disposed of, and any required Environmental Compliance is completed and accepted, unless the Company is earlier terminated as herein provided. For purposes hereof, Products shall be deemed to be produced from the Properties on a continuous basis so long as production in commercial quantities is not halted for more than 24 months.

2.6  Registered Agent; Offices.  The name of the
Company's registered agent in the State of Delaware is The Corporation Trust Company or such other person as the Manager may select in compliance with the Act from time to time. The registered office of the Company in the State of Delaware shall be located at c/o The Corporation
Trust Company, 1209 Orange Street, Wilmington, DE
19801 or at any other place within the State of Delaware which the Manager shall select. The principal office of the Company shall be at any other location which the Manager shall select.

2.7 Record Title. Title to the Assets are, as set forth in Exhibit A, and shall be held by the Company.

ARTICLE III
INTERESTS OF MEMBERS

3.1 Ownership Interests. The Members shall have the following initial Ownership Interests as of the Effective Date:

BACTECH  fifty-five percent (55%)
TSVLP    forty-four and one-half percent (44.5%)
USEC     one-half of one percent (0.5%)

The Ownership Interests of the Members shall have no relationship to their Capital Account dollar balances, which shall be determined solely as stated in the Members' Agreement and Exhibit C hereto.

3.2  Changes in Ownership Interests.  The
Ownership Interests shall be eliminated or adjusted as follows:

(a) Upon withdrawal of BACTECH from the Company prior to meeting its Funding Obligation, as provided in Article 2.3 of the Members' Agreement.

(b) Upon Transfer by any Member of part or all of its Ownership Interest in accordance with Article
VII; or

(c) Upon acquisition by any Member(s) of part or all of the Ownership Interest of the other
Member(s), however arising.

3.3  Documentation of Adjustments to Ownership
Interests. Each Member's Ownership Interest and related Capital Account balance shall be shown in the accounting records of the Company, as maintained by the Manager, and any adjustments thereto shall be made monthly and shall be preceded by a notice to all Members with a written explanation of the basis of such adjustments.

ARTICLE IV
TREATMENT OF CASH FLOW AND EXCLUDED ASSET

4.1 Distributions.

(a) Prior to the Funding Obligation Date any and all distributions of Cash Flow to the Members shall be made according to the Ownership Interest of the Members on the Effective Date.

(b) After the Funding Obligation Date but prior to BACTECH having recouped from all distributions an aggregate of the Funding Obligation (the
Funding Obligation Account) and at any time there remains a positive balance in the Funding
Obligation Account, BACTECH shall receive total distributions of Cash Flow based upon the realized price of gold by the Company during the operating period covered by such distributions, as follows:

Averaged Realized Price of Gold  BACTECH share of
                                 Cash Flow
                                 distributions

$360 per ounce gold or over         55%
$350 per ounce gold up to $ 360     60%
$340 per ounce gold up to $ 350     65%
$330 per ounce gold up to $ 340     70%
$320 per ounce gold up to $ 330     75%
Below $320 per ounce gold           80%

The repayment schedule of the Funding Obligation
Account set forth in this Section 4.1(b) is based on a total estimated expenditure of $16 million by BACTECH. In the event that actual expenditures by BACTECH prior to the Commencement of Commercial
Production are less than $16 million, BACTECH's incremental share of Cash Flow Distributions shall be equal to 55% plus A multiplied by B where A is equal to the applicable share set out above less
55% and B is equal to the amount of actual expenditures by BACTECH divided by $16 million.

During the period when BACTECH is recovering its Funding Obligation Account as provided above, the remaining amount of distributions to TSVLP and USEC shall be made with TSVLP receiving 44.5/45 of such distributions and USEC receiving .5/45 of such distributions.

(c) At such time that BACTECH has recovered the Funding Obligation Account, one hundred percent
(100%) of positive Cash Flow shall then be distributed to BACTECH, TSVLP and USEC in proportion to their respective Ownership
Interests.

(d)  Notwithstanding any provision of this
Agreement to the contrary, Cash Flow (and any other distributions) otherwise due a Member receiving an Elected Loan under this Agreement but distributed instead to BACTECH as provided in
Section 10.6 hereof shall be deemed amounts distributed to the borrower thereunder for all purposes, including allocation of income for tax purposes.

4.2  Excluded Asset.  TSVLP owns that certain
Champion/Partridge house trailer, model year 1989, serial no. 1694706906 IDA 098337, which is parked in the recreational vehicle park of the Company and is intended for the exclusive use of TSVLP and USEC personnel and guests. The Company shall provide, at the Company's cost, electrical, gas, water and phone utilities and services for this excluded asset at the recreational vehicle park currently being utilized, until TSVLP removes the trailer therefrom. TSVLP shall be responsible for all property tax, insurance, and any other costs related to its use or ownership of this excluded asset.

ARTICLE V
RELATIONSHIP OF THE MEMBERS

5.1  Limitation on Authority of Members.  No
Member is an agent of the Company solely by virtue of being a Member, and no Member has authority to act for the Company solely by virtue of being a Member. This Section 5.1 supersedes any authority granted to the Members pursuant to the Act. Any
Member that takes any action or binds the Company in violation of this Section 5.1 shall be solely responsible for any loss or expense incurred by the Company, the other Members or the Manager as a result of the unauthorized action and shall indemnify and hold harmless the Company, the other
Members and the Manager with respect to all such losses and expenses.

5.2  Federal Tax Elections and Allocations.  The
Company shall be treated as a partnership for federal income tax purposes, and no Member shall take any action to alter such treatment. Tax elections and allocations shall be made as set forth in Exhibit C.

5.3 State Income Tax. To the extent permissible under applicable Law, the relationship of the Members shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes.

5.4  Tax Returns.  After approval of the
Management Committee, any tax returns or other required tax forms shall be filed in accordance with Exhibit C. Tax returns shall be completed and provided the Members no later than 45 days prior to the date on which Members are required to file their respective tax returns.

5.5 Other Business Opportunities. Each Member shall have the right to engage in and receive full benefits from any independent business activities or operations outside of the Area of Interest, whether or not competitive with the Company, without consulting with, or obligation to, the other Members or the Company. The doctrines of corporate opportunity or business opportunity shall not be applied to the Business nor to any other activity or operation of any Member outside the Area of Interest. Except as otherwise provided in Section 6.5 of the Members' Agreement, no Member shall have any obligation to the Company or any other Members with respect to any opportunity to acquire any property outside the Area of Interest at any time, or within the Area of Interest after the termination of the Company.
Unless otherwise agreed in writing, neither the Manager nor any Member shall have any obligation to mill, beneficiate or otherwise treat any Products in any facility owned or controlled by the Manager or such Members.

5.6  Waiver of Rights to Partition or Other
Division of Assets. The Members hereby waive and release all rights of partition, or of sale in lieu thereof, or other division of Assets, including any such rights provided by Law.

5.7 Bankruptcy of a Member. A Member shall cease to have any power as a Member or Manager or any voting rights or rights of approval hereunder upon bankruptcy, insolvency, dissolution or assignment for the benefit of creditors of such Member, and its successor upon the occurrence of any such event shall have only the rights, powers and privileges of a transferee enumerated in Section
7.2, and shall be liable for all obligations of the Member under this Agreement. In no event, however, shall a personal representative or successor become a substitute Member unless the requirements of Section 7.2 are satisfied.

5.8 Implied Covenants. There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

5.9 No Certificate. The Company shall not issue certificates representing Ownership Interests in the Company.

5.10 Limitation of Liability. The Members shall not be required to make any contribution to the capital of the Company except as otherwise provided in this Agreement or the Members'
Agreement, nor shall the Members in their capacity as Members or Manager be bound by, or liable for, any debt, liability or obligation of the Company whether arising in contract, tort, or otherwise, except as expressly provided by this Agreement or the Members' Agreement.

5.11 Indemnities. The Company may, and shall have the power to, indemnify and hold harmless any Member, the Manager or any other person from and against any and all claims and demands whatsoever arising from or related to the Business, the Company, the Assets, Operations or a Member's membership in the Company.

5.12 No Third Party Beneficiary Rights.  This
Agreement shall be construed to benefit the Members and their respective successors and assigns only, and shall not be construed to create third party beneficiary rights in any other party or in any governmental organization or agency.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.1  Capacity of the Members.  As of the Effective
Date, each Member warrants and represents to the other that:

(a) It is a corporation or limited partnership, as the case may be, duly organized and in good standing in its state of formation and is qualified to do business and is in good standing in those states where necessary in order to carry out the purposes of this Agreement;

(b) It has the capacity to enter into and perform this Agreement and all transactions contemplated herein and all actions and consents required to authorize it to enter into and perform this Agreement have been properly taken or obtained;

(c) It will not breach any other agreement or arrangement by entering into or performing this Agreement; and

(d) This Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

ARTICLE VII
TRANSFER OF INTEREST; PREEMPTIVE RIGHT

7.1 General. A Member shall have the right to Transfer to a third party, its Ownership Interest, or any beneficial interest therein (including without limitation any right or interest created pursuant to this Agreement or the Members'
Agreement), solely as provided in this Article
VII.

7.2 Limitations on Free Transferability. In addition to being subject to preemptive rights as described in Section 7.4 and Exhibit H, any Transfer by any Member under Section 7.1 shall be subject to the following limitations:

(a)  No Member shall Transfer any legal or
beneficial right, title or interest (i) in or to the Company, the Properties or the Assets, or (ii) arising under this Agreement or the Members'
Agreement (including, but not limited to, any royalty, profits, or other interest in the Products) except in each case conjunction with the Transfer of part or all of its Ownership
Interest);

(b)  No transferee of all or any part of a
Member's Ownership Interest shall have the rights of a Member unless and until the transferring
Member has provided to the other Member(s) notice of the Transfer, and, except as provided in Subsections 7.2(f) and 7.2(g), the transferee, as of the effective date of the Transfer, has committed in writing to assume and be bound by this Agreement and the Members' Agreement to the same extent as the transferring Member;

(c)  No Member, without the consent of the other
Member(s), shall make a Transfer that violates any Law, or results in the cancellation of any permits, licenses, or other similar authorization;

(d) No Transfer permitted by this Article shall relieve the transferring Member(s) of any liability of such transferring Member(s) under this Agreement or under the Members' Agreement, whether accruing before or after such Transfer;

(e) Any Member(s) that makes a Transfer that shall cause termination of the tax partnership established by Section 5.2 shall indemnify the other Member(s) for, from and against any and all loss, cost, expense, damage, liability or claim therefore arising from the Transfer, including without limitation any increase in taxes, interest and penalties or decrease in credits caused by such termination and any tax on indemnification proceeds received by the indemnified Member(s);

(f) In the event of a Transfer of less than all of an Ownership Interest, the transferring Member and its transferee shall act and be treated as one
Member under this Agreement; provided however, that in order for such Transfer to be effective, the transferring Member and its transferee must first:

(i) agree, as between themselves, that one of them is authorized to act as the sole agent (Agent) on their behalf with respect to all matters pertaining to this Agreement, the Members'
Agreement and the Company; and

(ii)  provide written notice to the other
Member(s), the Manager and the Company of the designation of the Agent, and in such notice warrant and represent to the other Member(s), the Manager and the Company that:

(A) the Agent has the sole authority to act on behalf of, and to bind, the transferring Member(s) and its transferee with respect to all matters pertaining to this Agreement, the Members'
Agreement and the Company;

(B) the other Member(s), the Manager and the Company may rely on all decisions of, notices and other communications from, and failures to respond by, the Agent, as if given (or not given) by the transferring Member(s) and its transferee; and

(C)  all decisions of, notices and other
communications from, and failures to respond by, the other Member(s), the Manager or the Company to the Agent shall be deemed to have been given (or not given) to the transferring Member(s) and its transferee.

The transferring Member(s) and its transferee may change the Agent by giving written notice to the other Member(s), the Manager and the Company, which notice must conform to Section 7.2(f)(ii).

(g) No Member shall grant any Encumbrance or allow any Lien to arise on or with respect to its respective Ownership Interest (or any other right, title or interest arising under this Agreement or the Members' Agreement), except for Encumbrances authorized by this Agreement or the Members'
Agreement.

7.3  Preemptive Rights.  Any Transfer by any
Member(s) under Section 7.1 and any Transfer by an Affiliate of any Member(s) shall be subject to a preemptive right of the other Member(s) to the extent provided in Exhibit H. Failure of a Member's Affiliate to comply with this Section and Exhibit H shall be a breach by such Member(s) of this Agreement.

ARTICLE VIII
MANAGEMENT COMMITTEE

8.1 Organization and Composition. The Members hereby establish a Management Committee to determine overall policies, objectives, procedures, methods and actions under this Agreement. Except in the case of an emergency as provided for in Section 10.9, all Programs, Budgets, Project Financings and other significant matters concerning the Operations will be subject to the supervision of the Management Committee.
The Management Committee shall consist of one (1) member appointed by BACTECH and one (1) member appointed collectively by TSVLP and USEC. Either
BACTECH or TSVLP/USEC may appoint one or more alternates to act in the absence of a regular member of the Management Committee. Any alternate so acting shall be deemed a member. Appointments shall be made or changed by notice to the other
Members and to the Manager.

8.2  Decisions.  Each of BACTECH and combined
TSVLP and USEC, acting through its appointed members, shall have one vote on the Management
Committee. Unless otherwise provided in this Agreement, the vote of the Member who has greater than a 50% interest shall determine all decisions of the Management Committee, except with respect to the matters listed expressly below, which shall require unanimous approval.

(a) the abandonment, release, sale, exchange or other Transfer for value of any of the Assets, as described in Exhibit A or as acquired by the Company subsequent to the Effective Date, in any one transaction or series of related transactions if the value of such Assets or the proceeds in respect of such transaction or series or related transactions exceeds Two Hundred Fifty Thousand
Dollars ($250,000), except for sales in the ordinary course of business and the abandonment, release, sale, transfer, disposition or retirement of obsolete Assets or Assets no longer useful, efficient or productive in connection with Operations; provided that any sale or disposition of the mill currently situated on the Properties or any essential component thereof shall require unanimous approval of the Management Committee, unless the reclamation and/or removal of the mill or any portion thereof is required by Law, Permits or regulatory authorities, in which case the Manager shall be authorized to conduct such reclamation and/or removal without further action of the Management Committee. This Section 8.2(a) shall not apply to the sale of Products, including without limitation forward sales, future delivery contracts, hedging transactions, metals loans and other similar transactions;

(b) Borrowing of money where the Assets of the Company are used as collateral;

(c) the termination of or the winding-up of the Company, other than as provided in this Agreement;
and

(d)  any processing of non-Company mineral
products or materials through Company facilities.

8.3 Meetings. The Management Committee shall hold regular meetings at least quarterly at the Tonkin Springs mine site, Nevada, or at other mutually agreed places. The Manager shall give 30 days' written notice to the Members of such regular meetings. Additionally, the Manager or any Member may call a special meeting upon 14 days' notice to the Manager and the other Members.
In case of emergency, reasonable notice of a special meeting shall suffice. There shall be a quorum if one or more members is present who represent Ownership Interests of greater than 50% of all Ownership Interests. Each notice of a meeting shall include an itemized agenda prepared by the Manager in the case of a regular meeting, or by the Manager or the Member calling the meeting in the case of a special meeting, but any matters may be considered with the consent of all Members. The Manager shall prepare minutes of all meetings and shall distribute copies of such minutes to the Members within 30 days after the meeting. The Manager shall reasonably consider the recommendations for changes to the minutes submitted by the Members within fifteen (15) days of the receipt of the minutes. The minutes, when signed by all Members, shall be the official record of the decisions made by the Management
Committee and shall be binding on the Manager and the Members. In the event that any Members does not sign minutes prepared by the Manager within fiftteen (15) days of receiving a copy of such minutes, the minutes may be signed by a Member who has a greater than 50% Ownership Interest. The non-Manager Member shall have the right to submit exceptions and comments to signed minutes within fifteen (15) days of receipt of such signed minutes which shall be annexed to such signed minutes to document same. The general manager of the Operations appointed by the Manager shall be entitled to attend a Management Committee meeting at the cost of the Company. If other personnel employed in Operations are required to attend a Management Committee meeting, reasonable costs incurred in connection with such attendance shall be a Company cost. All other costs shall be paid for by the Members individually.

8.4  Telephonic Meetings.  The Management
Committee may hold meetings by telephone with the consent of the Members. Minutes of such meetings shall be prepared in accordance with Section 8.3 above.

8.5  Matters Requiring Approval.  Except as
otherwise delegated to the Manager in Section 9.2, the Management Committee shall have exclusive authority to determine all management matters related to this Agreement and the Company's
Operations.

8.6 Written Consent. Any action required or permitted to be taken at a Management Committee meeting may be taken without a meeting if a written consent that sets forth the action taken is signed by all the members of the Management
Committee entitled to vote on the matter.

ARTICLE IX
MANAGER

9.1 Appointment. BACTECH shall have the right to appoint the Manager and hereby appoints BACTECH
NEVADA CORPORATION, a Nevada corporation
(BACTECHMANAGER), the initial Manager with overall management responsibility for Operations. The
Manager shall serve until it resigns as provided in Section 9.4.

9.2 Powers and Duties of Manager. Subject to the terms and provisions of this Agreement, the Manager shall have the following powers and duties, which shall be discharged in accordance with adopted Programs and Budgets:

(a)  The Manager shall manage, direct and control
Operations.

(b) The Manager shall implement the decisions of the Management Committee, shall make all expenditures necessary to carry out adopted
Programs, and shall promptly advise the Management
Committee if it lacks sufficient funds to carry out its responsibilities under this Agreement.

(c)  The Manager shall:

(i) Purchase or otherwise acquire all material, supplies, equipment, water, utility and transportation services required for Operations, such purchases and acquisitions to be made on the best terms available, taking into account all of the circumstances;

(ii) Contract for services for the Exploration, Development or Mining of the Properties,

(iii)  Obtain such customary warranties and
guarantees as are available in connection with such purchases and acquisitions; and

(iv) Keep the Assets free and clear of all Liens and Encumbrances, except for those existing at the time of, or created concurrent with, the acquisition of such Assets, or mechanic's or materialmen's Liens which shall be released or discharged in a diligent matter, or Liens and Encumbrances specifically approved by the
Management Committee or created pursuant to the operation of this Agreement or the Members'
Agreement.

(d)  The Manager shall conduct such title
examinations and cure such title defects as may be advisable in the reasonable judgment of the Manager provided that the costs of curing any such title defect existing prior to the Effective Date and not otherwise disclosed in Exhibit A shall be borne by TSVLP in the manner and circumstance set forth in Section 3.1(c)(2) of the Members
Agreement.

(e)  The Manager shall:

(i) Make or arrange for all payments required by leases, licenses, permits, authorities, contracts and other agreements related to the Assets;

(ii) Pay all taxes, assessments and like charges on Operations and Assets except taxes determined or measured by a Member's sales revenue or net income. If authorized by the Management
Committee, the Manager shall have the right to contest in the courts or otherwise, the validity or amount of any taxes, assessments or charges if the Manager deems them to be unlawful, unjust, unequal or excessive, or to undertake such other steps or proceedings as the Manager may deem reasonably necessary to secure a cancellation, reduction, readjustment or equalization thereof before the Manager shall be required to pay them, but in no event shall the Manager permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and

(iii)  Shall do all other acts reasonably
necessary to maintain the Assets.

(f)  The Manager shall:

(i) Apply for all necessary permits, licenses and approvals;

(ii)  Comply with applicable Laws;

(iii) Notify promptly the Management Committee of any allegations of substantial violation of Permits, or applicable Laws;

(iv)  Prepare and file all reports or notices
required for Operations; and

(v) Arrange for bonds and reclamation for both pre-existing and new conditions and disturbances of the Properties, at the Company's cost;

The Manager shall not be in breach of this provision if a violation has occurred in spite of the Manager's good faith efforts to comply, and the Manager has timely cured or disposed of such violation through performance, or payment of fines and penalties.

(g) The Manager shall prosecute and defend, but shall not initiate without approval of the Management Committee, all litigation or administrative proceedings arising out of
Operations.

(h) The Manager shall arrange for insurance for the benefit of the Company and the Members as reasonably determined by the Manager.

(i) The Manager may dispose of Assets, whether through abandonment, surrender or Transfer, subject to the limitation set forth in Section
8.2(a).

(j) The Manager shall have the right to carry out its responsibilities hereunder through agents,
Affiliates or independent contractors.

(k) The Manager shall perform or cause to be performed during the term of this Agreement all assessment and other work required by law in order to maintain the unpatented mining claims included within the Properties. The Manager shall have the right to perform the assessment work required hereunder pursuant to a common plan of exploration and continued actual occupancy of such claims and sites shall not be required. The Manager shall not be liable on account of any determination by any court or governmental agency that the work performed by the Manager does not constitute the required annual assessment work or occupancy for the purposes of preserving or maintaining ownership of the claims, provided that the work done is in accordance with the adopted Program and Budget. The Manager shall timely pay all fees and record with the appropriate county and file with the appropriate United States agency, affidavits or other documents required by law to maintain all such claims or sites.

(l) If authorized by the Management Committee, the Manager may:

(i) Locate, amend or relocate any unpatented mining claim or mill site or tunnel site,

(ii) Locate any fractions resulting from such amendment or relocation,

(iii) Apply for patents or mining leases or other forms of mineral tenure for any such unpatented claims or sites,

(iv) Abandon any unpatented mining claims for the purpose of locating mill sites or otherwise acquiring from the United States rights to the ground covered thereby,

(v) Abandon any unpatented mill sites for the purpose of locating mining claims or otherwise acquiring from the United States rights to the ground covered thereby,

(vi) Exchange with or convey to the United States any of the Properties for the purpose of acquiring rights to the ground covered thereby or other adjacent ground, and

(vii) Convert any unpatented claims or mill sites into one or more leases or other forms of mineral tenure pursuant to any federal law hereafter enacted.

(m)  The Manager shall keep and maintain all
required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary cost accounting practices in the mining industry. The Manager shall respond in a timely manner to all requests from Members for information necessary to meet filing deadlines imposed by Law.

(n)  The Manager shall keep the Management
Committee advised of all Operations by submitting in writing to the Management Committee:

(i) Quarterly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget;

(ii)  Periodic summaries of data acquired,
reasonably in advance of Management Committee meetings;

(iii) Copies of reports concerning Operations, reasonably in advance of Management Committee meetings;

(iv)  A final report within 30 days after
completion of each Program and Budget, but in no event less often than annually, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs;

(v)  Prepare and distribute prior to the
Commencement of Commercial Production, quarterly, and following the Commencement of Commercial
Production, monthly, status reports summarizing activities of the Company taken during the previous month or quarter, as the case may be, including an overview and the progress regarding:
1) project overview; 2) actual and budget project schedule; 3) environmental and permitting; 4) geology and mining; 5) processing and operations;
6) site/start-up; and 7) administrative. The reports regarding environmental and permitting matters shall include copies of all written and electronic material correspondence to and from governmental agencies during that month.

(vi)  The proposed Program and Budget required by
Section 10.3 of this Agreement and such other reports as the Management Committee may reasonably request.

(vii)Prepare and provide a Member such information reasonably requested in writing to the Management
Committee by such Member concerning the Company.

At all reasonable times the Manager shall provide the Management Committee or the duly authorized representative of any Member (including representatives of any actual or potential lenders, equity investors or purchasers of a Member's Ownership Interest, access to, and the right to inspect and copy all maps, drill logs, core tests, reports, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired in Operations, including all computer files an databases related thereto provided that in the case of representatives of persons other than a Member, the person has entered into a confidentiality agreement in accordance with Section 13.2 hereof. In addition, the Manager shall allow the non-managing Member(s) or that Member's authorized representative or invitee, at that Member's sole risk and expense, and subject to reasonable safety regulations, to inspect the Assets and Operations at all reasonable times, so long as the inspecting
Member(s) does not unreasonably interfere with Operations provided that in the case of representatives of persons other than a Member, the person has entered into a confidentiality agreement in accordance with Section 13.2 hereof.

(o)  The Manager shall undertake all other
activities reasonably necessary to fulfill the foregoing.

(p) The Manager shall have the right to require the Members to fully fund the Environmental
Compliance Fund, in proportion to their respective
Ownership Interests, and in accordance with
Section 3.14 of Exhibit B, with all reasonably anticipated costs of future reclamation, closure and Environmental Compliance. No Member who has resigned or withdrawn from the Company will be required to contribute additional funds to the Environmental Compliance Fund unless and until all contribution made to said Environmental Compliance
Fund prior to such withdrawal or resignation have been spent or committed to be spent.

(q)  The Manager shall otherwise conduct
Operations as it deems appropriate in its discretion. The Manager shall not be obligated to expend any of its own funds or financial resources in the performance of its powers and duties hereunder.

The Manager shall not be in default of any duty under this Section 9.2 if its failure to perform results from the failure of the Members to perform acts or to contribute amounts required of them by this Agreement.

9.3  Standard of Care; Indemnification.  The
Manager shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of leases, licenses, permits, contracts and other agreements pertaining to the Assets. The Manager shall not be liable to the non-managing Members for any act or omission resulting in damage or loss except to the extent caused by or attributable to the Manager's willful misconduct or gross negligence. The Members shall indemnify and hold harmless the Manager and its officers, employees and agents from and against any liabilities, obligations, claims, responsibilities, actions, demands, losses, costs or expenses, including but not limited to costs of litigation and reasonable attorneys fees, arising out of or relating to its activities as Manager, except that any liabilities or obligations arising directly from the Manager's gross negligence or willful misconduct shall be excluded form this indemnity.

9.4 Resignation; Deemed Offer to Resign. Except during the period following the Effective Date of this Agreement up to and including the Funding
Obligation Date, the Manager may resign upon three months' prior notice to the other Member, in which case the other Member may elect to become the new
Manager by notice to the Member that is resigning as Manager within 30 days after the notice of resignation. In the case of any resignation as Manager by BACTECHMANAGER, TSVLP shall be deemed to be the other Member and BACTECH shall be deemed to be the resigning Member for purposes of this
Section 9.4.  If any of the following shall occur,
the Manager shall be deemed to have offered to resign, which offer shall be accepted by the other
Member, if at all, within 30 days following such deemed offer:

(a) If BACTECH's Ownership Interest becomes less than fifty percent (50%) and the Ownership
Interest of TSVLP and USEC, collectively, exceeds
BACTECH's Ownership Interest; or

(b)  The Manager fails to perform a material
obligation imposed upon it under this Agreement and such failure continues for a period of 30 days after notice from the other Member(s) demanding performance provided that such failure does not result from the failure of the Members to perform acts or to contribute amounts required of them by this Agreement; or

(c) The Manager fails to pay or contest in good faith the bills of the Company within 60 days after they are due; or

(d) A receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for a substantial part of the assets of the Manager is appointed and such appointment is neither made ineffective nor discharged within 60 days after the making thereof, or such appointment is consented to, requested by, or acquiesced in by the Manager; or

(e) The Manager commences a voluntary case under any applicable bankruptcy, insolvency or similar law now or hereafter in effect; or consents to the entry of an order for relief in an involuntary case under any such law or to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of any substantial part of the assets of the Manager; or makes a general assignment for the benefit of creditors; or fails generally to pay its as such debts become due; or takes corporate or other action in furtherance of any of the foregoing; or

(f)  Entry is made against the Manager of a
judgment, decree or order for relief affecting a substantial part of its assets by a court of competent jurisdiction in an involuntary case commenced under any applicable bankruptcy, insolvency or other similar law of any jurisdiction now or hereafter in effect.

9.5 Payments To Manager. The Manager shall be compensated for its services and reimbursed for its costs hereunder in accordance with the Accounting Procedure.

9.6 Transactions With Affiliates. If the Manager engages Affiliates to provide services hereunder including, without limitation, services relating to milling or beneficiating Products, it shall do so on terms no less favorable to the Company than would be the case with unrelated persons in arm's-length transactions.

ARTICLE X
PROGRAMS AND BUDGETS

10.1  Initial Program and Budget.  The Program and
Budget for the period August 1, 2003 through October 31, 2003 shall include, at a minimum, the holding costs of the Properties including the claim fees payable to the Bureau of Land
Management and the County of Eureka, Nevada, due no later than August 31, 2003, and anticipated to be developed by the Manager and submitted to the Members as soon as practicable but in no event later than August 31, 2003. It is agreed and committed to by all Members that such 2003 budget shall, at a minimum, fully provide for the minimum holding and maintenance costs and for the protection of the Assets.

10.2  Operations Pursuant to Programs and Budgets.
Except as otherwise provided in Sections 10.7, 10.8, 10.9 or 10.10 of this Agreement or in and
Article VI of the Members' Agreement, Operations shall be conducted, expenses shall be incurred, and Assets shall be acquired only pursuant to adopted Programs and Budgets.

10.3  Presentation of Programs and Budgets.
Proposed Programs and Budgets shall be prepared by the Manager for a period of one (1) year or any shorter or longer period as determined advisable by the Manager provided that a proposed Program or Budget shall be for a period of at least three (3) months unless otherwise agreed by all of the Members. Each adopted Program and Budget, regardless of length, shall be reviewed at least once a year at a regular quarterly or special meeting of the Management Committee. During the period encompassed by any Program and Budget, and at least two months prior to its expiration, a proposed Program and Budget for the succeeding period shall be prepared by the Manager and submitted to the Members.

10.4  Review and Adoption of Proposed Programs and
Budgets. Until the Funding Obligation Date, any proposed Program or Budget shall be approved solely by BACTECH. Following the Funding
Obligation Date, within thirty (30) days after submission of a proposed Program and Budget, or a proposed Amendment thereto under Section 10.10, each Member shall submit in writing to the Management Committee:

(a) Notice that each Member approves any or all of the components of the proposed Program and Budget; or

(b) Modifications proposed by the Member(s) to the components of the proposed Program and Budget;
or

(c) Notice that the Member(s) rejects any or all of the components of the proposed Program and Budget.

If any Member fails to give any of the foregoing responses within the allotted time, the failure shall be deemed to be a vote by that Member or Members for adoption of the Manager's proposed
Program and Budget. If any Member makes a timely submission to the Management Committee pursuant to Subsections 10.4(a), (b) or (c), then the
Management Committee shall consult regarding the possible development of a Program and Budget acceptable to all Members (provided that no Member shall be obligated to agree to any actual change to a proposed Program and Budget in connection with such consultations) failing which the Management Committee shall determine the approved
Program and Budget.

10.5  Election to Participate.  Following the
Funding Obligation Date, by notice to the Manager and BACTECH prior to the approval of a Program and Budget, TSVLP, on behalf of itself and USEC, may elect to contribute to such Program and Budget or to have BACTECH fund their share as an Elected
Loan as provided in and subject to the terms and conditions of Section 10.6, and BACTECH shall be obligated to fund the elected portion of TSVLP's and USEC's share of contributions thereunder as Elected Loans.

10.6 Elected Loans. In the event that TSVLP, on behalf of itself and USEC, elects that BacTech shall fund their share of a Cash Call as an Elected Loan, BACTECH agrees and commits to advance to the Company on behalf of TSVLP and USEC their respective share of any Cash Call by the Company as provided under Section 11.2 (the
Elected Loans). Elected Loans shall bear interest at the Interest Rate, compounded monthly. During any periods in which distributions are made to TSVLP and USEC when there is a balance outstanding for Elected Loans and accrued interest thereon, 50% of such distributions to TSVLP and USEC shall be paid to BACTECH until the Elected Loans and accrued interest thereon are fully repaid to BACTECH.

10.7  Deadlock on Proposed Programs and Budgets.
If the Members, acting through the Management
Committee, fail to approve a Program and Budget by the beginning of the period to which the proposed
Program and Budget applies, then the Manager shall continue Operations at levels comparable with the last adopted Program and Budget but in no event at levels which do not fully provide for the minimum holding costs of the Properties.

10.8  Budget Overruns; Program Changes.  The
Manager shall immediately notify the Management
Committee of any material departure from an adopted Program and Budget. If the Manager exceeds the expenditures set forth in an adopted
Budget by more than twenty percent (20%) then the excess over twenty percent (20%), unless directly caused by an emergency or unexpected expenditure made pursuant to Section 10.9 or unless otherwise authorized by the Management Committee or pursuant to an Amendment under Section 10.10, shall be attributed to the sole account of the Manager.
Budget overruns of twenty percent (20%) or less shall be funded by the Members in the same manner and with the same consequences and effects as the Members provided funding for the then current
Program and Budget, including the obligation of BACTECH to provide funding for TSVLP and USEC as Elected Loans.

10.9 Emergency or Unexpected Expenditures. In case of emergency, the Manager may take any reasonable action it deems necessary to protect life, limb or property, to protect and preserve the Assets or to comply with Environmental Laws or other Laws. The Manager may make reasonable expenditures for unexpected events which are beyond its reasonable control and which do not result from a breach by it of its standard of care. The Manager shall promptly notify the Members of the emergency or unexpected expenditure, and the Manager shall be reimbursed for all resulting costs by the Members in the same manner and with the same consequences and effects as the Members provided the funding for the then current Program and Budget.

10.10  Amendments to Programs and Budgets.  An
adopted Program and Budget may be amended only prospectively by the Manager (the Amendment) upon 30 days notice. The procedures for review and approval of proposed Amendments under this Section
10.10 shall be the same as the procedures for the review and approval of proposed Budgets and Programs under Section 10.4.

ARTICLE XI
ACCOUNTS AND SETTLEMENTS

11.1  Monthly Statements.  The Manager shall
promptly submit to the Management Committee monthly statements of account reflecting in reasonable detail the charges and credits to the Business Account during the preceding month.

11.2 Cash Calls. On the basis of each adopted or amended Program and Budget and subject to Sections
10.5 and 10.6 of this Agreement and Section 2.2 of the Members' Agreement and the elections of the respective Members under such provisions, the Manager shall submit to all Members, a billing (a
Cash Call) for estimated cash requirements for each three month period during the term of such Program. Within ten (10) days after receipt of each such Cash Call, each Member shall pay to the Manager its share of such estimated requirements.
For greater certainty, costs and expenditures for Operations and working capital in support of approved Programs and Budgets shall include funding of reasonably anticipated costs of future reclamation, closure costs and Environmental
Compliance. Time is of the essence of payment of such billings. The Manager shall at all times maintain a reasonable working capital reserve.
All funds in excess of immediate cash requirements shall be invested in interest-bearing accounts with the Company's bank, for the benefit of the Business Account.

11.3 Audits. Unless waived by all Members in writing, the Manager shall order an audit of the accounting and financial records for each calendar year (or other mutually agreed accounting period).
Such audits shall be completed in a timely fashion and to allow inclusion of the results of such audits into the annual audited financial statements of the Members. All written exceptions to and claims upon the Manager for discrepancies disclosed by such audit shall be made not more than three (3) months after receipt of the audit report. Failure to make any such exception or claim within the three (3) month period shall mean the audit is correct and binding upon the Members.
The audits shall be conducted by a firm of certified public accountants selected by the Manager, unless otherwise agreed by the Management
Committee.

ARTICLE XII
PROPERTIES; DISTRIBUTION OF PRODUCTION

12.1  Royalties, Production Taxes and Other
Payments Based on Production. All required payments of production royalties, taxes based on production of Products, and other payments out of production to private parties and governmental entities, shall be determined and made by the Company in a timely manner and otherwise in accordance with applicable laws and agreements. In the event the Company fails to make any such required payment, any Member shall have the right to make such payment and shall thereby become subrogated to the rights of such third party;
provided, however, that the making of any such payment on behalf of the Company shall not constitute acceptance by the paying Member of any liability to such third party for the underlying obligation.

12.2  Disposition of Products by Manager.  The
Manager shall market and dispose of Products.
Such dispositions by Manager shall be in good faith and in accordance with good industry practice, with the objective of obtaining the best possible price for the Products. The Manager shall have the right to enter into forward sales and hedging arrangements as approved by the Management
Committee.

ARTICLE XIII
CONFIDENTIALITY, OWNERSHIP, USE
AND DISCLOSURE OF INFORMATION

13.1  Business Information.  All Business
Information shall be owned jointly by the Members as their Ownership Interests are determined pursuant to this Agreement. Both before and after the termination of the Company, all Business
Information may be used by any Member for any purpose, whether or not competitive with the Business, without consulting with, or obligation to, the other Members. Except as provided in Sections 13.3 and 13.4, or with the prior written consent of the other Members, each Member shall keep confidential and not disclose to any third party or the public any portion of the Business
Information that constitutes Confidential
Information.

13.2  Permitted Disclosure of Confidential
Business Information.  Any Member may disclose
Business Information that is Confidential
Information: (a) to a Member's officers, directors, partners, members, employees,
Affiliates, shareholders, agents, attorneys, accountants, consultants, contractors, subcontractors or advisors, for the sole purpose of such Member's performance of its obligations under this Agreement; (b) to any party to whom the disclosing Member contemplates a Transfer of all or any part of its Ownership Interest, for the sole purpose of evaluating the proposed Transfer;
(c) to any actual or potential lender, underwriter or investor for the sole purpose of evaluating whether to make a loan to or investment in the disclosing Member; or (d) to a third party with whom the disclosing Member contemplates any independent business activity or operation.

The Member disclosing Confidential Information pursuant to this Section 13.2, shall make such Confidential Information reasonably accessible to only those parties that have a bona fide need to have access to such Confidential Information for the purpose for which disclosure to such parties is permitted under this Section 13.2 and that have entered into a confidentiality agreement with, and if form and substance satisfactory to, the Manager, the Company and the other Members to protect the Confidential Information from further disclosure, to use such Confidential Information solely for such purpose. The Member disclosing
Confidential Information shall be responsible and liable for any use or disclosure of the Confidential Information by such parties in violation of this Agreement and such other confidential agreement.

13.3 Disclosure Required By Law. Notwithstanding anything contained in this Article, a Member may disclose any Confidential Information if, in the opinion of the disclosing Member's legal counsel:
(a) such disclosure is legally required to be made in a judicial, administrative or governmental proceeding pursuant to a valid subpoena or other applicable order; or (b) such disclosure is legally required to be made pursuant to State or Federal Securities Laws or the rules or regulations of a stock exchange or similar trading market applicable to the disclosing Member.

Prior to any disclosure of Confidential
Information under this Section 13.3, the disclosing Member shall give the other Member(s) at least three (3) business days prior written notice (unless less time is permitted by such rules, regulations or proceeding) and, in making such disclosure, the disclosing Member shall disclose only that portion of Confidential
Information required to be disclosed and shall take all reasonable efforts to preserve the confidentiality thereof, including, without limitation, obtaining protective orders and supporting the other Member(s) in intervention in any such proceeding.

13.4 Public Announcements. Prior to making or issuing any press release or other public announcement or disclosure of Business Information that is not Confidential Information, a Member shall first consult with the other Members as to the content and timing of such announcement or disclosure, unless in the good faith judgment of such Member, there is not sufficient time to consult with the other Members before such announcement or disclosure must be made under applicable Laws; but in such event, the disclosing
Member shall notify the other Members, as soon as possible, of the pendency of such announcement or disclosure, and it shall notify the other Members before such announcement or disclosure is made if at all reasonably possible. Any press release or other public announcement or disclosure to be issued by any Member relating to this Business shall also identify the other Members.

13.5 Duration of Confidentiality. The provisions of this Article XIII shall apply during the term of this Agreement and for two years following termination of this Agreement pursuant to Section
14.1, and shall continue to apply to any Member who withdraws, who is deemed to have withdrawn, or who Transfers its Ownership Interest, for two years following the date of such occurrence.

ARTICLE XIV
RESIGNATION AND DISSOLUTION

14.1 Events of Dissolution. The Company shall be dissolved upon the occurrence of any of the following:

(a) Upon expiration of term of the Company in accordance with Section 2.5;

(b) Upon the unanimous written agreement of the Members;

(c)  Upon the sale, exchange, involuntary
conversion, or other disposition or transfer of all or substantially all the Assets of the Company; or

(d)  as otherwise provided by the Act.

14.2 Resignation. A Member may elect to resign from the Company by giving notice to the other
Members of the effective date of resignation, which shall be the later of the end of the then current Program Period or thirty(30)days after the date of the notice. Upon resignation by a Member, the resigning Member shall be deemed to have transferred to the remaining Members on a pro rata basis all of its Ownership Interest, including all of its interest in the Assets and its Capital
Account, without cost and free and clear of all Encumbrances arising by, through or under such resigning Member, except those described in Exhibits A, A-1 and A-2, and those to which both
Members have agreed. The resigning Member shall execute and deliver all instruments as may be necessary in the reasonable judgment of the other
Members to effect the transfer of its interests in the Company and the Assets to the other Members. A resigning Member shall have no right to receive the fair value of his Ownership Interest pursuant to 18-604 of the Act. If within a sixty (60) day period all Members elect to withdraw, then the Company shall instead be deemed to have been terminated by the written agreement of the Members pursuant to Section 14.1(b).

14.3  Disposition of Assets on Dissolution.
Promptly after dissolution under Section 14.1, the Manager shall take all action necessary to wind up the activities of the Company, in accordance with Exhibit C. All costs and expenses incurred in connection with the dissolution of the Company shall be expenses chargeable to the Business
Account.

14.4 Filing of Certificate of Cancellation. Upon completion of the winding up of the affairs of the Company, the Manager shall promptly file a Certificate of Cancellation with the Office of the Secretary of State of the State of Delaware, together with any other certificates, reports or documents which may be required by any other jurisdiction in which the Company transacted
Business. If the Manager has caused the dissolution of the Company, whether voluntarily or involuntarily, then a person selected by a majority vote of the Members to wind up the affairs of the Company shall file the Certificate of Cancellation and such other documents as may be required.

14.5  Right to Data After Dissolution.  After
dissolution of the Company pursuant to Section
14.1, any Member shall be entitled to make copies of all applicable information acquired hereunder before the effective date of termination not previously furnished to it.

14.6  Continuing Authority.  On dissolution of the
Company under Section 14.1 the Member that was the Manager or that appointed the Manager prior to such dissolution (or the other Member in the event of a resignation by the Manager) shall have the power and authority to do all things on behalf of all Members that are reasonably necessary or convenient to: (a) wind up Operations (b) complete reclamation, closure and other Environmental
Compliance activities with respect to the Properties, and (c) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such dissolution,, if the transaction or obligation arises out of Operations prior to such dissolution, . The Manager shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of the Company and/or all Members, encumber Assets, and take any other reasonable action in any matter with respect to which the former Members continue to have, or appear or are alleged to have, a common interest or a common liability.

ARTICLE XV
GOVERNING LAW

15.1 Governing Law. Except for matters of title to the Assets or their Transfer, which shall be governed by the law of their situs, this Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard for any conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction.

ARTICLE XVI
GENERAL PROVISIONS

16.1 Notices. All notices, payments and other required or permitted communications (Notices) to either Member shall be in writing, and shall be addressed respectively as follows:

If to TSVLP:
Tonkin Springs Venture Limited Partnership
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545

Attention: President, U.S. Gold Corporation
Telephone: (303)238-1438
Facsimile: (303)238-1724

With a Copy to:
Randy L. Parcel, Esq.
Perkins Coie LLP
1899 Wynkoop St., Ste. 700
Denver, Colorado 80202-1043

If to USEC:
U.S. Environmental Corporation
2201 Kipling Street, Suite 100
Lakewood, Colorado 80215-1545
Attention: President, U.S. Gold Corporation
Telephone: (303)238-1438
Facsimile: (303)238-1724

With a Copy to:
Randy L. Parcel, Esq.
Perkins Coie LLP
1899 Wynkoop St., Ste. 700
Denver, Colorado 80202-1043

If to BACTECH:
BacTech Enviromet Corporation
1450-439 University Ave.
Toronto, ON M5G 1Y8
Attention: Bradly Marchant
Telephone: (416)813-0303
Facsimile: (416)346-5529

With a Copy to:
Cassels Brock & Blackwell LLP
2100 Scotia Plaza
40 King Street West
Toronto, Ontario  M5H 3C2
Attention: Mark T. Bennett
Telephone: 416-869-5407
Facsimile: 416-350-6933

With a Copy to:
Erwin & Thompson LLP
1 E. Liberty St., Ste. 424
P.O. Box 40817
Reno, Nevada 89504
Attention: Thomas P. Erwin
Telephone: 775-786-9494
Facsimile: 775-786-1180

All Notices shall be given (a) by personal delivery to the Member, (b) by electronic communication, capable of producing a printed transmission and confirmation, (c) by registered or certified mail return receipt requested, or (d) by overnight or other express courier service. All
Notices shall be effective and shall be deemed given on the date of receipt at the principal address if received during normal business hours, and, if not received during normal business hours, on the next business day following receipt, or if by electronic communication, on the date of such communication. Any Member may change its address by Notice to the other Members.

16.2  Gender.  The singular shall include the
plural, and the plural the singular wherever the context so requires, and the masculine, the feminine, and the neuter genders shall be mutually inclusive.

16.3 Currency. All references to dollars or $ herein shall mean lawful currency of the United
States of America.

16.4  Headings.  The subject headings of the
Sections and Subsections of this Agreement and the Paragraphs and Subparagraphs of the Exhibits to this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions. References to hereunder are, unless otherwise stated, references to this entire
Agreement.

16.5 Waiver. The failure of any Member to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit such Member's right thereafter to enforce any provision or exercise any right.

16.6  Modification.  No modification of this
Agreement shall be valid unless made in writing and duly executed by all Members.

16.7 Force Majeure. Except for the obligation to make payments when due hereunder, the obligations of a Member shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labor disputes (however arising and whether or not employee demands are reasonable or within the power of the Member to grant); acts of God; Laws, instructions or requests of any government or governmental entity; judgments or orders of any court; inability to obtain on reasonably acceptable terms any public or private license, permit or other authorization;
curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of Environmental Laws;
action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct Operations (including, without limitation, a failure to complete any review and analysis required by the National Environmental
Policy Act or any similar state law); acts of war or conditions arising out of or attributable to war, whether declared or undeclared; acts of terrorism, riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, sink holes, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labor, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing.
The affected Member shall promptly give notice to the other Members of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected Member shall resume performance as soon as reasonably possible. During the period of suspension the obligations of all Members to advance funds pursuant to this Agreement shall be reduced to levels consistent with then current Operations.

16.8 Rule Against Perpetuities. The Members do not intend that there shall be any violation of the rule against perpetuities, the rule against unreasonable restraints on the alienation of property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Properties or Assets, in an Ownership Interest, or the Company, or in any real property exists under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules.
If, however, any such violation should
inadvertently occur, the Members hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Members within the limits permissible under such rules.

16.9 Further Assurances. Each of the Members shall take, from time to time and without additional consideration, such further actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purposes of this Agreement or as may be reasonably required by lenders in connection with Project Financing.

16.10  Entire Agreement; Successors and Assigns.
This Agreement contains the entire understanding of the Members and supersedes all prior agreements and understandings between the Members relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Members.

16.11  Counterparts.  This Agreement may be
executed in any number of counterparts, and it shall not be necessary that the signatures of both
Members be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

TONKIN SPRINGS VENTURE LIMITED PARTNERSHIP
By: Tonkin Springs Gold Mining Company,
as its General Partner

By: /s/ William W. Reid
William W. Reid, President

U.S. ENVIRONMENTAL CORPORATION
By: /s/ David C. Reid
David C. Reid, President

BACTECH NEVADA CORPORATION
By: /s/Bradley P. Marchant
Bradley P. Marchant, President